SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 29, 1996



                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)



Delaware                            0-19836                  54-1322110
(State or other jurisdiction of    (Commission File Number)  (IRS Employer
incorporation)                                               Identification No.)



22000 AOL Way, Dulles, Virginia                              20166
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (703)  448-8700











Item 5.  Other Events

     On October 29, 1996, the Registrant publicly disseminated a press release regarding the Registrant's decision, effective immediately, to expense all of its marketing costs as they are incurred rather than amortizing certain marketing expenses. In connection with such action, the Registrant plans to take a one-time charge as of September 30, 1996 of approximately $385 million, representing the balance of deferred subscriber acquisition costs as of that date. The Registrant also plans to take a one-time charge in the December 1996 quarter of up to $75 million, representing the costs the Registrant expects to incur as it aligns the organization with emerging opportunities in the interactive market. The press release also discusses corporate restructuring, the adoption of a new pricing structure, and the addition of new features to its online service.


Item 7.  Financial Statements and Exhibits.

(c) Exhibit.

99.1.     Press Release dated October 29, 1996.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 6, 1996

                                   AMERICA ONLINE, INC.



                                   By:  /S/LENNERT J. LEADER
                                        Lennert J. Leader
                                        Senior Vice President and Chief
                                        Financial Officer



                                  EXHIBIT INDEX

Exhibit
Number    Description

99.1.          Press Release dated October 29, 1996.